                                                                   Exhibit 10.19

                    VERIZON WIRELESS EXECUTIVE SAVINGS PLAN

                As Amended & Restated Effective January 1, 2001

                    VERIZON WIRELESS EXECUTIVE SAVINGS PLAN

         In recognition of the services provided to Cellco Partnership d/b/a Verizon Wireless (the "Partnership") and participating Affiliated Companies by certain management and highly compensated employees, the Partnership and participating Affiliated Companies maintain the Verizon Wireless Executive Savings Plan (prior to January 1, 2001, the Bell Atlantic Mobile Executive Savings Plan and prior to August 14, 1997, the Bell Atlantic NYNEX Mobile Executive Savings Plan) (the "Plan") to provide such employees with retirement benefits that would otherwise be unavailable by reason of certain restrictive provisions of law applicable to the Verizon Wireless Savings and Profit Sharing Retirement Plan (prior to January 1, 2001, the BAM Savings and Profit Sharing Retirement Plan and prior to August 14, 1997, the BANM Savings and Profit Sharing Retirement Plan). The Plan was originally adopted, effective July 1, 1995, and was amended and restated, effective December 1, 1998. The Plan is hereby amended and restated, effective January 1, 2001, in accordance with the terms and conditions hereinafter set forth.


                               TABLE OF CONTENTS
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                                                                                                       Page
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ARTICLE 1  DEFINITIONS AND CONSTRUCTION.............................................................       2

ARTICLE 2  BENEFITS.................................................................................       6

ARTICLE 3  DISTRIBUTIONS TO PARTICIPANTS............................................................      10

ARTICLE 4  DEATH BENEFITS...........................................................................      12

ARTICLE 5  VESTING..................................................................................      13

ARTICLE 6  FUNDING..................................................................................      14

ARTICLE 7  ADMINISTRATION...........................................................................      14

ARTICLE 8  AMENDMENT AND TERMINATION................................................................      15

ARTICLE 9  MISCELLANEOUS............................................................................      16

APPENDIX A..........................................................................................      18

APPENDIX B..........................................................................................      20

                                   ARTICLE 1

                         DEFINITIONS AND CONSTRUCTION
                         ----------------------------

         Sec. 1.01  Definitions.  Whenever used in this Plan:
                    -----------

         "Affiliate" means Verizon Communications Inc., and such other entities as may be specified by the Board.

         "Affiliated Company" means (a) any entity which, with the Partnership, constitutes (1) a "controlled group of corporations" within the meaning of section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of section 414(m) of the Code or (b) is required to be aggregated with the Partnership pursuant to Treasury regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists.

         "BAM Plan" means the Plan, as amended and restated effective as of December 1, 1998, and all amendments subsequent thereto and prior to the Effective Date.

         "Beneficiary" means any individual or entity designated by a Participant pursuant to Section 4.02 to receive death benefits described in
Section 4.01 subsequent to the Participant's death.

         "Board" means the Board of Representatives of the Partnership; provided, however, that as of the IPO Date, the Board shall mean the Board of Directors of the Company.

         "Change in Control" means: (a) a sale or transfer of more than fifty percent (50%) of the assets of the Partnership (effective as of the IPO Date, a sale or transfer of assets of the Company) to an entity other than Verizon Companies, (b) a sale of partnership interests such that Verizon Companies own less than fifty percent (50%) of the partnership interests in the Partnership (effective as of the IPO Date, a sale of stock interests in the Company to an entity other than Verizon Companies), or (c) a sale of equity interests in the Partnership (effective as of the IPO Date, a sale of any other equity interests in the Company to an entity other than Verizon Companies); provided that as a result of (a), (b), or (c), Verizon Companies cease to have "actual management control" of the Partnership (effective as of the IPO Date, of the Company); and provided further, that neither (a) nor (b) nor (c) shall constitute a "Change in Control" if the transaction at issue is an initial public offering or subsequent offering or distribution to current partner shareholders (effective as of the IPO Date, stockholders of the Company). "Actual management control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management of the Partnership (effective as of the IPO Date, the Company) as it may be constituted following the event described in (a), (b), or (c) above (including, without limitation, the power to appoint a majority of the Board or other comparable governing body of such entity), whether through the beneficial ownership of voting securities or other ownership interest, by contract or otherwise, whether the loss of actual management control is voluntary or involuntary or the result of any merger, tender offer, stock purchase, other stock acquisition, consolidation, recapitalization, reverse split, or sale or transfer of assets.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature and purpose.

         "Commissions" means, with respect to a Plan Year, any commissions actually paid to the Employee in such Plan Year from a Participating Employer.

         "Company" means the Partnership, unless specifically indicated otherwise herein; provided, however, that as of the IPO Date, "Company" shall mean Verizon Wireless Inc. and any successor thereto that adopts the Plan, acting in its capacity as general managing partner of the Partnership. The term "Company" from July 1, 1995 through March 30, 2000, meant Bell Atlantic Mobile, Inc. (formerly known as Bell Atlantic NYNEX Mobile, Inc. prior to August 14,
1997), and, from March 31, 2000 until April 3, 2000, the term "Company" meant NYNEX PCS, Inc.

         "Compensation" means, with respect to a Plan Year, the base salary anticipated to be paid to the Employee in such Plan Year from a Participating Employer that, in the aggregate, exceeds $170,000, or such other amount as may be applicable under section 401(a)(17) of the Code for the Plan Year.

         "Disability" means a permanent disability that qualifies the Participant for benefits under the Company's long-term disability plan.

         "Effective Date" means January 1, 2001 with respect to the amended and restated Plan.

         "Eligible Employee" means an Executive who is a member of a select group of management or highly compensated employees as selected by the Company.

         "Employee" means a person who is employed by an Employer or an Affiliated Company.

         "Employer" means the Partnership and any Affiliated Company that adopts this Plan and joins in any corresponding Trust Agreement by action of its board of directors or other governing body and the Board.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar nature and purpose.

         "Executive" means any Employee who is employed by a Participating Employer in a job category or classification that is band B or above, or its equivalent, as defined in accordance with the Participating Employer's personnel policies and procedures.

         "GTE Pension Plan Participant" means any Participant in the Plan who continues to participate in the GTE Service Corporation Plan for Employees' Pensions during the Transition Period.

         "GTE Plan" means the GTE Executive Salary Deferral Plan, as amended and restated effective as of September 1, 1997; the GTE Corporation Executive Incentive Plan, as amended and restated effective September 1, 1997; the GTE Long-Term Incentive Plan, as amended and restated effective September 1, 1997; and all amendments subsequent thereto and prior to the Effective Date.

         "HR Committee" means the Human Resources Committee of the Board.

         "Interest Rate" means the "Corporate Average" yield of long-term, high-grade corporate bonds as reported by Moody's Investors Service, or such other rate designated by the Plan Administrator as the applicable interest rate for a Plan Year or such shorter period designated by the Plan Administrator.

         "IPO Date" means the date upon which the initial public offering of the common stock of Verizon Wireless Inc. occurs.

         "Participant" means (a) any Eligible Employee and (b) any former Eligible Employee who has a balance in his Supplemental Account greater than zero and who either (1) continues to be employed by the Partnership or an Affiliated Company, or (2) has a vested interest in all or a portion of his Supplemental Account pursuant to Article 5 which has not been distributed pursuant to Article 3 or 4.

         "Participating Employer" means the Partnership and any Affiliated Company which from time to time participates in the Plan for the benefit of its Eligible Employees by authorization of the Board or its delegee and the board of directors of such Affiliated Company.

         "Partnership" means Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, or any successor thereto; provided, however, that solely for purposes of this Plan, the term "Partnership" shall be deemed to refer to Verizon Wireless Inc. as of the effective date of the transfer of all or substantially all of the employees of the Partnership to Verizon Wireless Inc. or one or more corporations, partnerships or limited liability companies wholly-owned by Verizon Wireless Inc. on or at some point after the IPO Date.

         "Plan" means the Verizon Wireless Executive Savings Plan (prior to the Effective Date, the Bell Atlantic Mobile Executive Savings Plan and prior to August 14, 1997, the Bell Atlantic NYNEX Mobile Executive Savings Plan) as set forth herein.

         "Plan Administrator" means the person or persons named as such pursuant to the provisions of Article 7 or, in the absence of any such appointment, the Partnership.

         "Plan Year" means a calendar year.

         "Retirement" means the attainment of age 55 and completion of ten (10) or more years of employment with the Partnership or an Affiliate.

         "Savings Plan" means the Verizon Wireless Savings and Profit Sharing Retirement Plan (prior to the Effective Date, the BAM Savings and Profit Sharing Retirement Plan and prior to August 14, 1997 the BANM Savings and Profit Sharing Retirement Plan).

         "Separation from Service" means, for any Participant, his termination of employment that causes him to cease to be an employee of the Partnership or any Affiliated Company, other than by reason of death.

         "STI Payment" means, with respect to a Plan Year, any short-term incentive actually paid to the Employee in such Plan Year from a Participating Employer.

         "Supplemental Account" means entries maintained in the records of the Plan Administrator which represent a Participant's supplemental savings benefit under the Plan. The term "Supplemental Account" shall refer, as the context indicates, to any or all of the following:

         (a) "Supplemental Employee Contribution Account" means the account which shows a Participant's salary reduction amounts pursuant to Section 2.01, earnings and losses attributable thereto pursuant to Section 2.04, and adjustments for payments made pursuant to Article 3 or 4.

         (b) "Supplemental Fixed Matching Contribution Account" means the account which shows amounts credited to a Participant pursuant to Section 2.02, earnings and losses attributable thereto pursuant to Section 2.04, and adjustments for payments made pursuant to Article 3 or 4.

         (c) "Supplemental Profit Sharing Contribution Account" means the account which shows amounts credited to a Participant pursuant to Section 2.03, earnings and losses attributable thereto pursuant to Section 2.04, and adjustments for payments made pursuant to Article 3 or 4.

         (d) "BAM Transfer Account" means the account which a Participant accrued while participating in the BAM Plan, immediately prior to the Effective Date.

         (e) "GTE Transfer Account" means the account which a Participant accrued while participating in the GTE Plan, immediately prior to the Effective Date.

         "Supplemental Employee Contribution" means any before-tax contributions made by a Participant under the Plan determined in accordance with Section 2.01.

         "Supplemental Fixed Matching Contribution" means an Employer contribution made pursuant to Section 2.02.

         "Supplemental Profit Sharing Contribution" means an Employer contribution made pursuant to Section 2.03.

         "Transition Period" means the period of January 1, 2001 to December 31, 2004.

         "Valuation Date" means each business day of the Plan Year and each other date, if any, during the Plan Year which the Plan Administrator determines that a valuation of the Supplemental Accounts shall be made; provided, however, that the "Valuation Date" for amounts deemed to be invested in investments that are not valued each business day shall be determined by the Plan Administrator under uniform rules established in its sole discretion.

         "Verizon Companies" means Verizon Communications Inc. or any affiliate or subsidiary or successor thereof.

         Sec. 1.02  Gender and Number.  The masculine pronoun shall include the
                    -----------------
feminine; the singular shall include the plural; and vice versa.


                                   ARTICLE 2

                                   BENEFITS
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         Sec. 2.01  Participant Before-Tax Salary Reduction Amounts.
                    -----------------------------------------------

         (a) In any Plan Year in which an Eligible Employee's before-tax salary reduction contributions under the Savings Plan are anticipated to be limited by application of section 401(a)(17) of the Code, the before-tax contribution amount determined under Section 2.01(b) shall be credited to an Eligible Employee's Supplemental Employee Contribution Account, and the Eligible Employee's Compensation for such Plan Year shall be reduced accordingly.

         (b) At the time of annual enrollment (or within thirty (30) days of an Eligible Employee's initial date of eligibility) in a format acceptable to the Plan Administrator, each Eligible Employee may make a before-tax contribution election for the upcoming Plan Year pursuant to which the Employee may elect to reduce up to one-hundred percent (100%), in one percent (1%) increments, of his Compensation for such Plan Year through payroll reductions. The amount of deferral for each pay period shall equal the Participant's Compensation for the entire Plan Year divided by the number of payroll periods during such Plan Year multiplied by the percentage elected by the Participant applicable for such Plan Year; provided, however, that no before-tax contribution amount shall be credited to a Participant under Section 2.01(a):

               (i) on or after the date that the Company determines or reasonably believes that the Participant will not be affected by section 401(a)(17) of the Code during the Plan Year;

               (ii) on or after the date that the Participant no longer qualifies as an Eligible Employee during the Plan Year due to a demotion to a job category or classification that is below band B, or its equivalent, as defined in accordance with the Participating Employer's personnel policies and procedures;

               (iii) on or after the date that the Company determines or reasonably believes that the Participant does not qualify as a "management" or a "highly compensated employee" under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, based upon a judicial or administrative determination or opinion of counsel; or

               (iv) during any 12-month suspension on before-tax contributions which may be required following a hardship withdrawal under the Savings Plan.

         (c) Subject to such reasonable rules as may be prescribed by the Plan Administrator, before-tax contribution amounts credited under Section 2.01(a) shall be credited to a Participant's Supplemental Employee Contribution Account as of the date any such amount would have been paid to the Participant under the Participating Employer's normal business practices.

         (d) In addition to a before-tax contribution election with respect to Compensation, at the time of annual enrollment (or within thirty (30) days of an Eligible Employee's initial date of eligibility) in a format acceptable to the Plan Administrator, each Eligible Employee may make a separate before-tax contribution election for the upcoming Plan Year pursuant to which the Employee may elect to reduce up to one-hundred percent (100%), in one percent (1%) increments, of any STI Payments and Commissions he receives during such Plan Year through payroll reductions. Any before-tax contribution amount determined under this subsection (d) shall be credited to an Eligible Employee's Supplemental Employee Contribution Account under the Plan, and such Eligible Employee's STI Payments and Commissions shall be reduced accordingly.

         (e) Subject to such reasonable rules as may be prescribed by the Plan Administrator, before-tax contribution amounts credited under Section 2.01(d) shall be credited to a Participant's Supplemental Employee Contribution Account as of the date any such amount would have been paid to the Participant under the Participating Employer's normal business practices for payment of STI Payments and Commissions.

         (f) If the Plan Administrator determines, in its sole discretion, that a Participant has incurred unusual, extraordinary expenses or hardship caused by events beyond the Participant's control, such as accident or illness, the Plan Administrator may grant a Participant's request to reduce the amount of any before-tax contribution election at any time, provided that the amount of the reduction must be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based. A reduction in the deferral percentage effected pursuant to this subsection (f) shall not otherwise alter the terms of the Participant's participation in the Plan. The Plan Administrator may require a Participant who requests a reduction in a before-tax contribution election under this subsection
(f) to submit such evidence as the Plan Administrator, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

         Sec. 2.02  Supplemental Fixed Matching Contribution Amounts.
                    ------------------------------------------------

         (a) Subject to Section 2.02(b), the Supplemental Fixed Matching Contribution Account of each Participant for whom before-tax contribution amounts are credited under Section 2.01(a) or 2.01(d) for a Plan Year shall be credited concurrently by the Participating Employer with an amount that is equal to one-hundred percent (100%) of the Participant's Supplemental Employee Contributions for such period which are not in excess of six percent (6%) of the sum of the Participant's Compensation, Commissions, and STI Payments for such period. Notwithstanding the foregoing, in the event it is anticipated that a Participant's "compensation" as such term is defined in the Savings Plan will not in the aggregate exceed $170,000 or such other amount as may be applicable under section 401(a)(17) of the Code for the Plan Year and the Participant defers less than one hundred percent (100%) of his Commissions and STI Payments hereunder, the Participant's Supplemental Fixed Matching Contribution Account for a Plan Year shall be credited concurrently by the Participating Employer with an amount that is equal to one-hundred percent (100%) of the first six percent (6%) of the Participant's Commissions and STI Payments that are deferred under the Plan, or such greater amount as determined by the Board or its designee in its sole discretion.

         (b) During the Transition Period, in lieu of the Supplemental Fixed Matching Contribution under Section 2.02(a), the Supplemental Fixed Matching Contribution Account of each GTE Pension Plan Participant for whom before-tax contribution amounts are credited under Section 2.01(a) or 2.01(d) for a Plan Year shall be credited by the Participating Employer with an amount that is equal to seventy-five percent (75%) of the GTE Pension Plan Participant's Supplemental Employee Contributions for such period which are not in excess of six percent (6%) of the sum of the GTE Pension Plan Participant's Compensation, Commissions, and STI Payments for such period. Notwithstanding the foregoing, in the event it is anticipated that a GTE Pension Plan Participant's "compensation" as such term is defined in the Savings Plan will not in the aggregate exceed $170,000 or such other amount as may be applicable under section 401(a)(17) of the Code for the Plan Year and the GTE Pension Plan Participant defers less than one hundred percent (100%) of his Commissions and STI Payments hereunder, the GTE Pension Plan Participant's Supplemental Fixed Matching Contribution Account for a Plan Year shall be credited concurrently by the Participating Employer with an amount that is equal to seventy-five percent (75%) of the first six percent (6%) of the GTE Pension Plan Participant's Commissions and STI Payments that are deferred under the Plan, or such greater amount as determined by the Board or its designee in its sole discretion. Following the Transition Period, the Supplemental Fixed Matching Contribution Account of a GTE Pension Plan Participant shall be credited in accordance with Section 2.02(a).

         Sec. 2.03  Supplemental Profit Sharing Contributions.
                    -----------------------------------------

         (a) For each Plan Year, the Employer may contribute such amount, if any, as shall be determined by the Partnership in its sole discretion.

         (b)   Supplemental Profit Sharing Contributions made pursuant to this
Section 2.03 shall be allocated, during the first quarter of the following Plan Year, to the Supplemental Profit Sharing Contribution Account of all Participants of such Employer who are eligible for a profit-sharing allocation under the Savings Plan. The allocation of Supplemental Profit Sharing Contributions shall be determined in accordance with the Savings Plan, by crediting each such Supplemental Profit Sharing Contribution Account with an amount equal to:

               (i) the profit sharing contributions that would have been made under the Savings Plan for the Eligible Employee in accordance with the Savings Plan for the Plan Year if the limitations imposed by Code sections 401(a)(17) and 415 did not apply, minus

               (ii) the profit sharing contributions actually made under the Savings Plan after application of the limitations of Code sections 401(a)(17) and 415.

For purposes of this Section 2.03(b), a Participant's allocation shall be based upon compensation as defined under the Savings Plan, except that the Participant's deferral amounts shall be included in such definition.

         Sec. 2.04  Valuation of Supplemental Accounts.
                    ----------------------------------

         (a) Pending full distribution pursuant to Article 3 or 4, a Participant's Supplemental Account shall be (i) credited as described in Sections 2.01(a), 2.01(d), 2.02, and 2.03(b); (ii) debited by amounts distributed pursuant to Article 3; and (iii) credited (or debited) with investment earnings as described in Section 2.04(b).

         (b) For purposes of measuring the investment earnings to be credited (or debited) to a Participant's Supplemental Account, the following provisions shall apply:

               (i) Subject to Section 2.04(b)(ii) and the Appendices, a Participant may select, from the investment options selected by the Plan Administrator, the investment media in which all or part of the Participant's Supplemental Account shall be deemed to be invested in accordance with procedures established by the Plan Administrator. Subject to Section 2.04(b)(ii) and the Appendices, in the absence of a Participant's investment election, a Participant shall be deemed to have selected, as his investment option, to earn interest at a rate equal to the Interest Rate on his Supplemental Account.

               (ii) Any Supplemental Fixed Matching Contribution made pursuant to Section 2.02 on or after the IPO Date may be deemed invested in the common stock of the Company, in the sole discretion of the Company.

         (c) In no event shall any Participant be entitled to have any such investments made other than on a deemed basis. The Supplemental Accounts maintained pursuant to this

Plan are for bookkeeping purposes only, and neither the Partnership, an Employer, nor the trustee of any trust established by the Partnership pursuant to Section 6.01 hereof is under any obligation to invest any amounts credited to such Supplemental Accounts.

         (d) The Participant shall make an investment designation (in such manner as prescribed by the Plan Administrator) which shall remain effective until another valid direction has been made by the Participant. The Participant may amend his investment designation at such times, in such manner, and subject to such restrictions as may be prescribed by the Plan Administrator. A timely change to the Participant's investment designation shall become effective as soon as administratively practicable. The investment funds deemed to be made available to the Participant, any limitation on the maximum or minimum percentages of the Participant's Supplemental Account that may be deemed to be invested in any particular fund, and any restrictions on specific investment options shall be the same as from time-to-time communicated to the Participant by the Plan Administrator.

         (e) Upon any distribution made to a Participant under Article 3, subject to the vesting provisions of Article 5, a Participant shall be entitled to the portion of his Supplemental Account balance relating to the distribution as of the Valuation Date used to calculate such distribution.


                                   ARTICLE 3

                         DISTRIBUTIONS TO PARTICIPANTS
                         -----------------------------

         Sec. 3.01  Separation from Service.
                    -----------------------

         (a) Except as provided in Sections 3.03, 3.04, 3.05, and 3.06, no Participant shall have any right to receive a distribution or make any withdrawal from the Plan, prior to the Participant's Separation from Service.

         (b) By January 31 of the calendar year following the calendar year in which a Participant's Separation from Service occurs, the Participant shall receive all vested amounts credited to his Supplemental Account at the time of his Separation from Service in a single cash payment.

         (c) Notwithstanding the foregoing, any Participant's distribution election made with respect to a BAM Transfer Account prior to the Effective Date shall remain in effect for such Account in accordance with Appendix A.

         (d) Notwithstanding the foregoing, any Participant's distribution election made with respect to a GTE Transfer Account prior to the Effective Date shall remain in effect for such Account in accordance with Appendix B.

         Sec. 3.02  Retirement.
                    ----------

         (a) In any calendar year prior to the date amounts will be paid to a Participant pursuant to Section 3.01(b) and at least six (6) months prior to such payment date, a Participant whose Separation of Service is on account of Retirement may elect, in a format acceptable to the Plan Administrator, to receive payment of his vested Supplemental Account in equal annual, quarterly, or monthly cash installments over a period from two (2) to twenty (20) years.

         (b) Notwithstanding a Participant's election to receive installment payments in accordance with Section 3.02(a), if a Participant's vested Supplemental Account does not exceed one-hundred thousand dollars ($100,000), the Participant shall receive the value of such Supplemental Account in a single cash payment, without the Participant's consent.

         Sec. 3.03  Distribution Upon a Change in Control.  Notwithstanding
                    -------------------------------------
anything to the contrary under this Plan, upon the occurrence of a Change in Control, the amount credited to a Participant's Supplemental Account shall be fully vested and shall immediately become distributable in a single cash payment as soon as administratively feasible, but not later than thirty
(30) days after the effective date of the Change in Control. Notwithstanding the foregoing, a Participant may elect, at such time and in such manner as determined by the Plan Administrator, to defer the receipt of all, but not less than all, of the distribution otherwise to be made to him hereunder until payment is made pursuant to Section 3.01(b) on account of his Separation from Service.

         Sec. 3.04  Hardship Withdrawals Subject to Penalty.
                    ---------------------------------------

         (a) The Plan Administrator, in its sole discretion and upon written application of a Participant, may direct immediate payment of all or a portion of the vested portion of the then current value of such Participant's Supplemental Account if the Plan Administrator determines that the requested withdrawal is on account of an immediate and heavy financial need and the withdrawal is necessary to satisfy such financial need.

               (i) A distribution shall be deemed to be on account of an immediate and heavy financial need of a Participant when the distribution is on account of:

                        (A) Expenses for medical care described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependent of the Participant as defined in section 152 of the Code (or the distribution is necessary for such persons to obtain such medical care);

                        (B) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                        (C) Payment of tuition, room and board, and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

                        (D) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

                        (E) Such other circumstances or events as may be approved by the Plan Administrator.

               (ii) A withdrawal shall be deemed necessary to satisfy the financial need of a Participant if the amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need including, at the election of the Participant, any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

         (b) Any amount withdrawn pursuant to Section 3.04(a) shall be deemed to be made pro-rata from the investment funds in which the Participant's Supplemental Account are then deemed to be invested.

         (c) Any amount withdrawn pursuant to Section 3.04(a) shall be subject to a six percent (6%) early withdrawal penalty.

         Sec. 3.05  Special In-Service Withdrawals.  Subject to the Plan
                    ------------------------------
Administrator's approval, a Participant may elect to withdraw vested amounts from his Supplemental Account that have been credited to such Supplemental Account for at least two (2) years in a single cash payment. An election to make a special in-service withdrawal under this Section 3.05 must be made no later than the calendar year prior to the calendar year in which the withdrawal is to be made and at least six (6) months in advance of the elected withdrawal date. In the event that a Participant incurs a Separation from Service prior to receiving an elected special in-service withdrawal under this Section 3.05, the Participant shall receive payment of his vested Supplemental Account in accordance with Section 3.01 without regard to his special in-service withdrawal election. A Participant may have only one withdrawal election in effect at one time.

         Sec. 3.06  Special Withdrawal Provision. Prior to January 1, 2002, a
                    ----------------------------
Participant in the Plan as of December 31, 2000 may make a one-time election to receive an in-service distribution of all or a portion of his vested Supplemental Account. Such election shall become irrevocable on December 31, 2001 and the in-service distribution shall be made on January 1, 2004, in accordance with procedures adopted by the Plan Administrator.

         Sec. 3.07  Distribution Modifications. Subject to the Plan
                    --------------------------
Administrator's approval, a Participant may change a withdrawal election or distribution election previously made in accordance with Article 3; provided, however, that no such change shall be effective earlier than a date that is in a calendar year after the calendar year in which the change is approved by the Plan Administrator and that is at least six (6) months after the change is approved by the Plan Administrator.

                                   ARTICLE 4

                                DEATH BENEFITS
                                --------------

          Sec. 4.01  Distribution of Supplemental Account Upon Death of
                     --------------------------------------------------
Participant. In the event of a Participant's death prior to the complete
-----------
distribution of his Supplemental Account pursuant to Article 3, the value of the Participant's remaining vested Supplemental Account under the Plan shall be paid to the Participant's Beneficiary in a single cash payment as soon as administratively possible following the Participant's death.

          Sec. 4.02  Designation of Beneficiary.  A Participant's Beneficiary
                     --------------------------
shall be the person or persons so designated by the Participant in a format acceptable to the Plan Administrator. The Participant may revoke or modify the designation at any time by a further designation in a format acceptable to the Plan Administrator. In the event that a Participant fails to properly designate a Beneficiary, the Beneficiary shall be the Participant's surviving spouse or, if the Participant does not have a surviving spouse, his estate.


                                   ARTICLE 5

                                    VESTING
                                    -------

          Sec. 5.01  Vesting of Supplemental Account.
                     -------------------------------

          (a)  A Participant shall be fully vested in all contributions
(with adjustment for deemed investment earnings) to his Supplemental Employee Contribution Account.

          (b) A Participant shall be fully vested in all contributions to his Supplemental Fixed Matching Contribution Account and Supplemental Profit Sharing Account and in deemed investment earnings on each contribution to his Supplemental Account on the third anniversary of his employment by a Participating Employer, provided he is employed by a Participating Employer or an Affiliate on such date.

          (c) A Participant shall be fully vested in his Supplemental Account in the event of his death, Disability, or Retirement while employed by a Participating Employer or an Affiliate.

          (d) Notwithstanding the foregoing, a Participant shall be fully vested in all amounts credited to his Supplemental Account as of December 31, 2000 and amounts credited to his BAM Transfer Account and GTE Transfer Account.

          Sec. 5.02  Forfeiture for Cause.
                     --------------------

          (a) Notwithstanding any provision in the Plan or the Appendices, any unvested benefit payable under this Plan shall be forfeited in the event of termination of the

Participant's employment or service with the Company or an Affiliate for Cause.

          (b) "Cause" shall mean, except to the extent specified otherwise by the Company, a finding by the Plan Administrator that the Participant (i) has breached his employment contract with the Company or an Affiliate; (ii) has violated the Company's Employee Code of Business Conduct or other policies of the Company or an Affiliate; (iii) has engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment;
(iv) has disclosed trade secrets or confidential information of the Company or an Affiliate to persons not entitled to receive such information; (v) has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or an Affiliate; (vi) has engaged in Competitive Activities (as defined below); or (vii) has engaged in such other behavior detrimental to the interests of the Company or an Affiliate as the Plan Administrator determines. "Competitive Activities" means business activities engaged in at any time in the wireless communications industry within the Company's or any other Participating Employer's geographic footprint relating to products or services of the same or similar type of those of the Company or any other Participating Employer (including products or services the Company or any other Participating Employer planned to offer in accordance with any Business Plan approved by the Board prior to the termination of the Participant's employment).

                                   ARTICLE 6

                                    FUNDING
                                    -------

          Sec. 6.01  Funding of Benefits. The Board may, but shall not be
                     -------------------
required to, authorize the establishment of a trust by the Partnership to serve as the funding vehicle for the benefits described in Articles 2 and 4 hereof. The Partnership shall be obligated to provide to any trustee of a trust that is established pursuant to this Section all information reasonably required by the trustee to discharge its duties under that trust. In any event, the obligation of the Partnership hereunder shall constitute a general, unsecured obligation, payable solely out of general assets, and no Participant shall have any right to any specific assets of the Partnership.


                                   ARTICLE 7

                                ADMINISTRATION
                                --------------

          Sec. 7.01  Plan Administrator.  The Vice President of Human Resources
                     ------------------
shall be the administrator for purposes of ERISA. However, if no such administrator is appointed or the position is otherwise vacant, the Company shall be the Plan Administrator.

          Sec. 7.02  Duties and Powers of Plan Administrator.  The Plan
                     ---------------------------------------
Administrator shall have full power and authority to construe, interpret, and administer this Plan and may, to the extent permitted by law, make factual determinations, correct defects, supply omissions, and reconcile inconsistencies to the extent necessary to effectuate the Plan and, subject to Section 7.03, the Plan Administrator's actions in doing so shall be final and binding on all persons interested in the Plan. The Plan Administrator may from time to time adopt rules and regulations governing the operation of this Plan and may employ and rely on such legal counsel, such actuaries, such accountants, and such agents as it may deem advisable to assist in the administration of the Plan.

          Sec. 7.03  Claims Procedure.
                     ----------------

          (a) The Participating Employer will advise each Participant and Beneficiary of any benefits to which he is entitled under the Plan. If any person believes that the Participating Employer has failed to advise him of any benefit to which he is entitled, he may file a written claim with the Plan Administrator. The claim shall be reviewed, and a response provided, within a reasonable time after receiving the claim. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

               (i) The Participant or Beneficiary whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

               (ii) The Plan Administrator shall consider the merits of the claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator shall deem relevant.

               (iii) The Plan Administrator shall ordinarily render a determination upon the appealed claim within sixty (60) days after its receipt which determination shall be accompanied by a written statement as to the reasons therefor. However, in special circumstances the Plan Administrator may extend the response period for up to an additional sixty (60) days, in which event it shall notify the claimant in writing prior to commencement of the extension. The determination so rendered shall be binding upon all parties.


                                   ARTICLE 8

                           AMENDMENT AND TERMINATION
                           -------------------------

         Sec. 8.01  Authority to Amend.  The Board or its delegee may amend the
                    ------------------
Plan at any time in any manner whatsoever. Notwithstanding the above, no amendment shall operate to reduce the benefit that has accrued on behalf of a Participant on the effective date of the amendment.

         Sec. 8.02  Right to Terminate.  Continuance of the Plan is completely
                    ------------------
voluntary and is not a contractual obligation of the Participating Employers. The Company shall have the right at any time for any reason to terminate the Plan, by action of the Board or its delegee; provided, however, that (a) in the event of Plan termination, each Participant shall become fully vested in his Supplemental Accounts under the Plan and (b) the Plan termination shall not operate to reduce the benefit that has accrued on behalf of a Participant on the effective date of the Plan's termination. Furthermore, each Participating Employer may discontinue its participation in the Plan at any time.

                                   ARTICLE 9

                                 MISCELLANEOUS
                                 -------------

          Sec. 9.01  No Right to Employment.  Nothing contained herein (a) shall
                     ----------------------
be deemed to exclude a Participant from any compensation, bonus, pension, insurance, severance pay, or other benefit to which he otherwise is or might become entitled to as an Employee or (b) shall be construed as conferring upon an Employee the right to continue in the employ of a Participating Employer.

          Sec. 9.02  No Compensation for Other Benefits.  Any amounts payable
                     ----------------------------------
hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which he may be entitled under any other arrangement established by a Participating Employer for the benefit of its employees.

          Sec. 9.03  Rights and Obligations.  The rights and obligations created
                     ----------------------
hereunder shall be binding on a Participant's heirs, executors and administrators and on the successors and assigns of the Participating Employers.

          Sec. 9.04  Payments to Representatives. If any Participant or
                     ---------------------------
Beneficiary entitled to receive any benefits hereunder is determined by the Plan Administrator, or is adjudged to be, legally incapable of giving valid receipt and discharge for such benefits, the benefits shall be paid to a duly appointed and acting conservator or guardian, or other legal representative of such Participant or Beneficiary, if any, and if no such legal representative is appointed and acting, to such person or persons as the Plan Administrator may designate. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

          Sec. 9.05  Governing Law.  Except to the extent superseded by ERISA,
                     -------------
all questions pertaining to the validity, construction, and operation of the Plan shall be construed in accordance with and governed by the laws of the State of New York.

          Sec. 9.06  Nonalienation.  Except as hereinafter provided with respect
                     -------------
to family disputes, the rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged, or encumbered. Any attempt to do so shall be void. In cases of family disputes, the Participating Employers will observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold the Participating Employers harmless from any claim that arises out of the Participating Employers' obeying the final order of any state or Federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court. For purposes of this Section 9.06, "family dispute" means a dispute relating to provision of child support, alimony payments, or marital property rights to a spouse, former spouse, or other dependent of the Participant.

          Sec. 9.07  Withholding. If the Participating Employer is required to
                     -----------
withhold amounts under applicable federal, state, or local tax laws, rules, or regulations, the Participating Employer shall be entitled to deduct and withhold such amounts from any cash payment made pursuant to this Plan.

          Sec. 9.08  Lost Payees.  Any benefit payable under the Plan shall be
                     -----------
deemed forfeited if the Plan Administrator is unable to locate the Participant or Beneficiary to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

          Sec. 9.09  Governing Document.  The Plan shall be the controlling
                     ------------------
document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and the Partnership and their successors and assigns.

          IN WITNESS WHEREOF, the Partnership has caused this Plan to be executed in its name and behalf this __ day of ____________________, 2000, by its officer thereunto duly authorized.


                                       CELLCO PARTNERSHIP



                                       By:  /s/ Mark Reed
                                           --------------

                                  APPENDIX A


                               SPECIAL RULES FOR
                               -----------------
                             BAM TRANSFER ACCOUNTS
                             ---------------------


          Notwithstanding any provision in the Plan to the contrary, the amounts deemed credited to a Participant's BAM Transfer Account shall be subject to the following provisions:

          (a) "BAM Change in Control" means the occurrence of any of the following events:

               (1) a sale of more than fifty percent (50%) of the Partnership's assets to an entity other than Verizon Communications (or its affiliates and subsidiaries);

               (2) a sale of partnership interests such that Verizon Communications (or its affiliates and subsidiaries) own less than fifty percent (50%) of the partnership interests in the Partnership; or

               (3) a sale of equity interests in the Partnership, other than through an IPO, following which Verizon Communications owns less than fifty percent (50%) of the common stock of the Company.

Upon the occurrence of an IPO, a BAM Change in Control shall mean:

               (1) An acquisition (other than in a non-control transaction, as defined in clause (iii) below) following an IPO of any voting securities by any "person" or "group of persons" (as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934), other than the Partnership, or any employee benefit plan (or a trust forming a part thereof), maintained by the Partnership as a result of which such person or group becomes the "beneficial owner" (as such term is used in Section 13 of the Securities Exchange Act of 1934) of voting securities representing fifteen percent (15%) or more of the combined voting power of all voting securities then outstanding;

               (2) The individuals who, as of the IPO Date, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds (2/3) of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or group other than the Board (a "proxy contest"), including by reason of any agreement intended to avoid or settle any election contest or proxy contest; or

               (3) The approval by the requisite vote of the Company's stockholders of:

                    (A) a merger, consolidation, or reorganization involving the Partnership unless (1) the stockholders of the members of the Partnership, immediately before such merger, consolidation, or reorganization, own, directly or indirectly, immediately following such merger, consolidation, or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation, partnership or other entity surviving such merger, consolidation, or reorganization (the "surviving corporation"), (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the surviving corporation and (3) no person (other than the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the surviving corporation, or any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of fifteen percent (15%) or more of the then outstanding voting securities of the Company) has beneficial ownership of fifteen percent (15%) or more of the combine voting power of the surviving corporation's then outstanding voting securities (a transaction meeting the criteria set forth in the foregoing clauses (1) through (3) being sometimes referred to herein as a "non-control transaction");

                    (B) A complete liquidation or dissolution of the Partnership; or

                    (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Partnership to any person (other than a transfer to a Subsidiary).

          (b)  Installment Election for BAM Transfer Accounts.  In any calendar
               ----------------------------------------------
year prior to the date amounts from a BAM Transfer Account will be paid to a Participant pursuant to Section 3.01(b) and at least six (6) months prior to such payment date, a Participant whose Separation of Service is on account of retirement after his completion of five (5) or more years of employment with the Company or an Affiliate and his attainment of age fifty-five (55), the Participant may elect, in a format acceptable to the Plan Administrator, to receive payment of his BAM Transfer Account in equal annual installments over a period from two (2) to ten (10) years.

          (c)  BAM Change in Control.  Notwithstanding anything to the contrary
               ---------------------
under this Appendix, upon the occurrence of a BAM Change in Control, the amount credited to a Participant's BAM Transfer Account on the date of the BAM Change in Control shall immediately become distributable in a single cash payment. The payment shall commence as soon as administratively feasible, but not later than thirty (30) days after the effective date of the BAM Change in Control. Notwithstanding the foregoing, a Participant may elect, at such time and in such manner as determined by the Plan Administrator, to defer the receipt of all, but not less than all, of the distribution otherwise to be made to him hereunder until the distribution commencement date specified under Section (b) of this Appendix A.

                                  APPENDIX B


                               SPECIAL RULES FOR
                               -----------------
                             GTE TRANSFER ACCOUNTS
                             ---------------------


          Notwithstanding any provision in the Plan to the contrary, the amounts deemed credited to a Participant's GTE Transfer Account shall be subject to the following provisions:

          (a)  Definitions.
               -----------

               (1) "Company" means the Partnership and any corporation or other entity of which at least eighty percent (80%) (or such lesser amount as the Plan Administrator may determine) of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by the Partnership.

               (2) "Disability" means Disability as that term is defined in the GTE Service Corporation Plan for Employees' Pensions, as amended from time to time.

               (3) "GTE Change in Control" means the merger between GTE Corporation and Bell Atlantic Corporation that occurred on June 30, 2000.

               (4) "Moody's Rate" means the "Corporate Average" yield of long-term, high-grade corporate bonds as reported by Moody's Investors Service, or such other substantially similar yield designated by the GTE Plan Administrator as the applicable interest rate that was in effect under the GTE Plan on the date immediately preceding the GTE Change in Control.

               (5) "Retirement" means retirement at age sixty-five (65) without a service pension pursuant to a Company-sponsored defined benefit pension plan, retirement at any age with a service pension pursuant to a Company-sponsored defined benefit pension plan, or retirement with a disability pension pursuant to a Company-sponsored disability welfare benefit plan.

               (6) "Rights Plan" means the Rights Agreement, dated as of December 7, 1989, between GTE Corporation and State Street Bank and Trust Company (now administered by First National Bank of Boston), as it may be amended from time to time, or any successor thereto.

               (7) "Termination" means a separation from service with the Company for any reason other than Retirement, Disability, or death.

               (8)  "Verizon Communications Stock" means the common stock of

Verizon Communications Inc.

          (b)  Timing and Method Election Changes. A Participant may submit a
               ----------------------------------
request at any time to the Plan Administrator to modify the payment commencement date, the method of payment, or both, with respect to amounts credited to a GTE Transfer Account; provided that only one such request may be made in any calendar year; and provided further that the request must be submitted before any payment is made to the Participant with respect to amounts credited to a GTE Transfer Account pursuant to this Appendix B (other than an interim payment pursuant to Section (g) or Section (h) of this Appendix B). If the modification has the effect of accelerating all or part of any payment otherwise due the Participant, the request shall be subject to the approval of the Plan Administrator, which approval the Plan Administrator may grant or deny in its sole discretion. If the modification has the effect of deferring until a later calendar year all or part of any payment otherwise due the Participant, the request shall be granted, provided that the request is submitted at least sixty
(60) days before the last day of the calendar year immediately preceding the calendar year in which the payment otherwise would have been made to the Participant under this Appendix B. In no event shall the modification have the effect of accelerating the first day of the payment commencement year to less than one (1) year from the date the modification is submitted to the Plan Administrator.

          (c)  Deemed Investment in Cash. Cash balances under a GTE Transfer
               -------------------------
Account as of the end of the immediately preceding calendar quarter that were not withdrawn during the calendar quarter shall earn interest for the entire calendar quarter. The rate at which interest shall be credited for purposes of this Section shall be the equivalent of an annualized rate equal to the greater of the Interest Rate, Moody's Rate, or the deemed investment elected by the Participant.

          (d)  Deemed Investment in Verizon Communications Stock.
               -------------------------------------------------

               (1)  Deemed Investment.  Any amount in a Participant's GTE
                    -----------------
Transfer Account deemed invested in Verizon Communications Stock immediately prior to the Effective Date shall remain so invested until the Participant elects to change the deemed investment in Verizon Communications Stock to another permitted investment option in accordance with Section 2.04(d) of the Plan; provided, however, no new deemed investments shall be made in Verizon Communications Stock.

               (2)  Deemed Dividend Reinvestment.  The hypothetical shares of
                    ----------------------------
Verizon Communications Stock credited to a Participant's GTE Transfer Account shall be increased on each date that a dividend is paid on Verizon Communications Stock. The number of additional hypothetical shares of Verizon Communications Stock credited to a Participant's GTE Transfer Account as a result of such increase shall be determined, first, by multiplying the total number of hypothetical shares of Verizon Communications Stock credited to the Participant's GTE Transfer Account on the dividend record date by the amount of the dividend declared per share of Verizon Communications Stock on the dividend declaration date, and, then, by dividing the product so determined by the closing price of Verizon Communications Stock on the composite tape of New York Stock Exchange issues on the dividend declaration date (or if there was no reported sale of Verizon Communications Stock on such date, on the next preceding day on which there was such a reported sale).

               (3)  Valuation of Verizon Communications Stock.  The dollar value
                    -----------------------------------------
of the hypothetical shares of Verizon Communications Stock credited to a Participant's GTE Transfer Account on any date shall be determined by multiplying the number of hypothetical shares of Verizon Communications Stock credited to the Participant's GTE Transfer Account on that date by the average closing price of Verizon Communications Stock, as reported on the composite tape of New York Stock Exchange issues for the last twenty (20) trading days of the immediately preceding calendar quarter.

               (4)  Recapitalization.  In the event of a transaction or event
                    ----------------
described in this paragraph (4), the number of hypothetical shares of Verizon Communications Stock credited to a Participant's GTE Transfer Account shall be adjusted in such manner as the Plan Administrator, in its sole discretion, deems equitable. A transaction or event is described in this paragraph (4) if and only if (A) it is a dividend or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, the exercisability of stock purchase rights received under the Rights Plan, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, and
(B) the Plan Administrator determines that such transaction or event affects the shares of Verizon Communications Stock, such that an adjustment pursuant to this paragraph (4) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

          (e)  Method of Payment.  Payments to a Participant with respect to
               -----------------
amounts credited to a GTE Transfer Account shall be paid solely in cash in accordance with paragraph (1) or (2), below, as previously elected by the Participant in accordance with the GTE Plan.

               (1)  Lump Sum.  A lump sum shall be payable to the Participant as
                    --------
of the first business day of the payment commencement year previously elected. The lump sum shall equal the portion of the balance in the Participant's GTE Transfer Account attributable to the annual deferral, determined as of the date of payment. A lump sum payment option may only have been elected at the time of deferral if the Participant elected a fixed commencement year at such time. A lump sum payment may be requested as a different schedule of payments under paragraphs (A), (B), and (C) of Section (f)(2) of this Appendix B.

               (2)  Installments.  Installment payments shall be payable either
                    ------------
annually or quarterly for a period of between two (2) and twenty (20) years; provided that the number of years elected by the Participant shall not extend the period of payments beyond the life expectancy of the Participant as determined under Table V of Treas. Reg. (S) 1.72-9 (as amended from time to time), determined on the basis of his age on the date as of which payments would commence. If the number of years elected by a Participant would otherwise exceed the limits imposed by the preceding provisions of this paragraph (2), he shall be deemed to have elected the maximum number of years permitted under such preceding provisions. Installments shall be payable to the Participant:

                    (A) if the Participant elected payment commencement in accordance with Section (f)(1) of this Appendix, beginning as of the first business day of the year selected as the payment commencement year; or

                    (B) if the Participant elected payment commencement in accordance with Section (f)(2) of this Appendix, beginning as of the time specified in Section (f)(2).

Each installment shall equal the portion of the balance in the Participant's GTE Transfer Account attributable to the annual deferral, determined as of the date the installment is payable, multiplied by a fraction the numerator of which is one, and the denominator of which is the excess of the total number of installments elected by the Participant over the number of installment payments previously made under the schedule. For example, the respective fractions under a five-year schedule of annual installments are 1/5 for the first installment, 1/4 for the second installment, 1/3 for the third installment, 1/2 for the fourth installment, and 1/1 for the fifth and final installment.

          (f)  Payment Commencement.  Payments to a Participant with respect to
               --------------------
amounts credited to a GTE Transfer Account shall commence in accordance with paragraph (1) or (2), below, as previously selected by the Participant in accordance with the GTE Plan.

               (1)  Fixed Commencement Year.  Amounts credited to a
                    -----------------------
Participant's GTE Transfer Account may commence in the specific year previously selected by the Participant pursuant to the GTE Plan; provided that, if any of the events described in paragraph (2), below, occur before the payment commencement date selected, the payment shall commence in accordance with paragraph (2).

               (2)  Retirement, Termination, Disability, or Death.  Amounts
                    ---------------------------------------------
credited to a Participant's GTE Transfer Account may commence upon the Participant's Retirement, Termination, Disability, or death as previously selected by the Participant pursuant to the GTE Plan.

                    (A)  Retirement.  Amounts deferred until Retirement shall be
                         ----------
paid in annual installments over a period of ten (10) years unless, at least sixty (60) days prior to Retirement, a request is made to the Plan Administrator asking for a different schedule of payments, in accordance with Section (e) of this Appendix B; provided that the Plan Administrator may approve or deny such a request in its sole discretion; provided further that no payment shall be made until the first business day of the first calendar quarter that begins more than ninety (90) days after the date of Retirement; and provided further that, if at the time of Retirement payments have commenced pursuant to paragraph (1) above, such payments will continue according to the schedule on which they were then being paid.

                    (B)  Termination.  A Participant who incurs a Termination
                         -----------
shall be paid any amounts deferred in annual installments over a period of ten
(10) years or the payment schedule requested, in accordance with Section (e) of this Appendix B, at the time of Termination, whichever is shorter; provided that the Plan Administrator, in its sole discretion, may approve or deny any payment schedule requested at the time of Termination; provided further that no payment shall be made until the first business day of the first calendar quarter that begins more than ninety (90) days after the date of Termination; and provided further that, if at the time of Termination payments have commenced pursuant to paragraph (1), above, such payments will continue according to the schedule on which they were then being paid.

                    (C)  Disability.  A Participant who incurs a Disability
                         ----------
shall be paid any amounts deferred in annual installments over a period of ten
(10) years; provided that a Participant at the time of onset of Disability may elect a fewer number of installments; provided further that the Plan Administrator, in its sole discretion, may approve or disapprove any payment schedule elected at the time of onset of Disability; provided further that no payment shall be made until the first business day of the first calendar quarter that begins after the date of Disability; and provided further that, if at the time of the onset of the Disability payment has commenced pursuant to paragraph
(1), above, or the preceding provisions of this paragraph (2), such payments will continue according to the schedule on which they were then being paid.

                    (D)  Death.  If a Participant dies before receiving any or
                         -----
all of the balance in the Participant's account, the entire balance in the Participant's account shall be paid as soon as practicable after the Participant's death in a lump sum to the Beneficiary designated by the Participant in accordance with Section 4.02 of this Plan, or, if there is no such Beneficiary, to the Participant's estate.

          (g)  Hardship Withdrawal Without Penalty.  Upon request, the Plan
               -----------------------------------
Administrator may permit the payment of all or part of a Participant's GTE Transfer Account if the Plan Administrator, in its sole discretion, determines that the Participant has incurred unusual, extraordinary expenses or hardship caused by events beyond the Participant's control, such as accident or illness. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based. The Plan Administrator may require a Participant who requests a payment under this Section (g) to submit such evidence as the Plan Administrator, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

          (h)  In-Service Withdrawal With Penalty.  At any time, a Participant
               ----------------------------------
may elect that ninety-four percent (94%) of all (or a designated portion of) amounts credited to his GTE Transfer Account balance shall be paid to him within sixty-one (61) days following the filing of such an election; provided that the Plan Administrator may approve or disapprove such election in its sole discretion. If a Participant receives a payment pursuant to this Section (h), the remaining six percent (6%) of the Participant's GTE Transfer Account balance (or the designated portion thereof) shall be permanently forfeited and shall not be paid to, or in respect of, the Participant.

          (h)  Rights Protected.  Notwithstanding any provision of the Plan to
               ----------------
the
contrary, due to the GTE Change in Control, the following provisions apply:

               (1) No amendment, suspension, or termination of the Plan, or revocation of any required approval by the Board or the Plan Administrator, shall operate to reduce, eliminate, or otherwise adversely affect any Participant's or beneficiary's right to receive any payment from a GTE Transfer Account (including, without limitation, the amount, timing, and method thereof) in accordance with any deferral election made prior to the date of such amendment, suspension, termination, or revocation of approval and in accordance with any investment or payment option permitted (irrespective of any requirement for approval) pursuant to the Plan as in effect on the date immediately preceding the GTE Change in Control; and

               (2) No amount credited to a GTE Transfer Account may be forfeited.